Exhibit 10.1

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into effective September 8, 2009 by and between 214 Investments, Inc., Inc., a Texas corporation, (hereinafter called “Purchaser”), Almana Networks International, Inc., a Delaware corporation, (hereinafter called “ANI”), and MDI, Inc., a Delaware corporation, (hereinafter called “Seller”).

WITNESSETH:

WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of Monitor Dynamics, Inc. (the “Company”). The Company is a newly-formed, wholly-owned subsidiary of Seller which was organized to acquire, and has so acquired, the business assets and liabilities previously held by Seller, as described in the Contribution Agreement between the Company and Seller;

WHEREAS, Seller has entered into a Stock Purchase Agreement, pursuant to which MDI will acquire all of the issued and outstanding capital stock of ANI (the “ANI Acquisition”); and

WHEREAS, Seller has entered into an agreement to sell the outstanding capital stock of the Company to Purchaser upon the terms and conditions of a Stock Purchase Agreement of even date herewith by and among Seller and Purchaser (the “Stock Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
RECITALS

Section 1.1. Purchaser’s Purpose. Purchaser’s purpose for entering into this Agreement is to ensure the value of its investment in the Company. This Agreement is a material part of the consideration given to Purchaser for purchasing the Company from the Seller, and without this Agreement Purchaser would not have purchased the Company.

Section 1.3. Seller’s Purpose. The Seller acknowledges for itself and its Affiliates they will directly benefit from Purchaser’s purchase of the Company, and it is entering into this Agreement as a material inducement to cause Purchaser to purchase the Company.

ARTICLE 2
DEFINITIONS

Section 2.1. Specific Definitions. Whenever used in this Agreement, the following terms have the meanings respectively assigned to them in this Section:

(a)

“Affiliate” means a Person who directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b)

“Company Field” means the business of designing, manufacturing, selling, installing and servicing products utilizing the Confidential Information and any hardware and firmware related thereto (i) to all branches and agencies of the government of the United States of America, its States and Territories, including the various branches of the United States’ Armed Forces, and (ii) the customer sites of the Company set forth on Exhibit A which is attached hereto and incorporated herein, (collectively the above are referred to herein as the “Customers”).

(c)

“Confidential Information” means all rights to: (i) the intellectual property rights to the underlying source code or firmware for SafeNet®, including the subroutines, source code libraries, database design, and programming algorithms, and all related documentation, including specifications therefore and user manuals, and (ii) any version of SafeNet software products consisting of: (a) programs in binary form derived from SafeNet source upon compilation or processing, (b) the documentation, and information relating to the software, (c) the firmware delivered internally to and integrated with hardware and any copies thereof, and (d) and any derivative works incorporating such software or firmware.

(d)

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

(e)

“Person” means an individual, firm, partnership, joint venture, corporation, bank, trust, unincorporated organization or governmental body.

ARTICLE 3
TERMINATION

Section 3.1. Termination. This Agreement will remain in full force and effect for five (5) years from the date hereof; provided, however, this Agreement may be terminated at any time upon the mutual written agreement of Purchaser and Seller.

ARTICLE 4
COVENANTS NOT TO COMPETE OR DISCLOSE CONFIDENTIAL
INFORMATION AND TRADE SECRETS

Section 4.1. Use of Company Confidential Information. The Seller specifically agrees that the Seller and its Affiliates will not use the Confidential Information or any other Confidential Information of Purchaser or the Company now known to the Seller or its Affiliates or hereafter acquired, except pursuant to a written agreement and/or license between the parties. The Seller and its Affiliates will not use or divulge the Confidential Information to any Person except with respect to Persons to whom the Purchaser has given its consent.

Section 4.2. Prohibition Against Certain Activities. The Seller will not, directly or indirectly, either through any form of ownership or in any representative capacity whatsoever, either for the its own benefit or for the benefit of any other Person or the Seller’s Affiliates, without the prior written consent of Purchaser, utilize the Confidential Information to engage or compete, or allow the Seller’s Affiliates to engage or compete in the Company Field during the term of this Agreement, including, without limitation, engage or compete in any of the other following acts, which acts will be considered violations of this Agreement:

(a)

Request or advise any Customer of the Purchaser or its Affiliates for services and products offered or sold by Purchaser or its Affiliates, to withdraw, curtail or cancel any of such business with the Purchaser or its Affiliates;

(b)

Assist any Person other than the Purchaser or its Affiliates in soliciting any Customer of the Purchaser or its Affiliates for the purpose of supplying products or services of the Company;

(c)

Induce or attempt to influence any employee of the Purchaser or its Affiliates to terminate his or her employment with the Purchaser or its Affiliates;

(d)

Employ, or cause to be employed, any person employed by the Purchaser or its Affiliates as a corporate officer or manager at any time during the term of this Agreement unless otherwise agreed by Purchaser;

(e)

Do or perform any act that disparages the operations or business of the Purchaser; or

(f)

Request, advise or attempt to influence any Person that is a source of materials, supplies, personnel, services, funds or information for the Purchaser or its Affiliates to withdraw, cancel or curtail the sale or furnishing of such items to the Purchaser or its Affiliates.

Section 4.3. Acknowledgement of Need for Covenants. Insofar as the covenants set out in this Article 4 are concerned, the Seller specifically acknowledges and agrees as follows:

(a)

The covenants are reasonable and necessary to protect the goodwill and the operations and business of the Purchaser and its Affiliates.

(b)

The time duration of the covenants is reasonable and necessary to protect the goodwill and the operation and business of the Purchaser and its Affiliates.

(c)

The geographical area limitations of the covenants are reasonable and necessary to protect the goodwill and the operations and business of the Purchaser and its Affiliates.

(d)

The consideration received by the Seller and its Affiliates for the covenants is adequate.

(e)

The covenants are not oppressive to the Seller and its Affiliates and do not impose a greater restraint on the Seller and its Affiliates than is necessary to protect the goodwill and the operations and business of the Purchaser and the Company.

Section 4.4. Damage. In the event the Seller or its Affiliates violate any of the covenants set out in this Agreement, the Purchaser will suffer irreparable damage and will be entitled to full injunctive relief or such other relief against the Seller and/or its Affiliates as may be provided by law or in equity together with such damages as may be provided at law or in equity. The Purchaser will be entitled as a matter of right to specific performance of the requirements of this Agreement, specifically Article 4, or to temporary or permanent injunctive relief against any breach or attempted breach of any provision of this Agreement, specifically Article 4, by the Seller or its Affiliates without the necessity of posting bond or proving actual damages.

Section 4.5. Judicial Modification. It is the express intention of Purchaser and the Seller to comply with all laws that may be applicable to the covenants contained in this Article 4. Therefore, Purchaser and the Seller have attempted to limit the right of Seller and its Affiliates to compete only to the extent necessary to protect (i) the Purchaser from unfair competition, and (ii) the Purchaser’s goodwill and its operations and business. The Purchaser and the Seller recognize, however, that reasonable people may differ in making such a determination. Consequently, Purchaser and the Seller hereby specifically agree that, in the event any covenant contained in this Article 4 is determined by any court or other constituted legal authority to be effective in any particular area or jurisdiction only if such covenant is modified to limit its duration or scope, such covenant may be reformed or modified by the judgment or order of such court or authority to reflect a lawful and enforceable duration or scope. Such covenant will automatically be deemed to be amended and modified with respect to that particular area or jurisdiction so as to comply with a judgment or order of such court or authority and, as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof will remain in full force and effect as originally written.

Section 4.6. Void or Enforceable. In the event any covenants contained in this Article 4 are held by any court or other constituted legal authority to be void or otherwise enforceable in any particular area or jurisdiction notwithstanding the operation of Section 4.5, such covenant automatically will be deemed to be amended so as to eliminate there from that particular area or jurisdiction as to which such covenant is so held void or otherwise enforceable and, as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof will remain in full force and effect as originally written.

ARTICLE 5
ASSIGNABILITY

Section 5.1. Assignment by Purchaser. This Agreement and all of the duties, liabilities and obligations imposed upon the Seller and its Affiliates by the terms and conditions hereof, together with the rights and benefits accruing to the Seller and its Affiliates by the terms and conditions hereof, may be assigned by Purchaser without the prior written consent of the Seller to an Affiliate of Purchaser.

Section 5.2. Assignment by Seller. The Seller may not assign this Agreement, or any obligations imposed on the Seller or its Affiliates by virtue of the terms and conditions of this Agreement, and may not to delegate any of the duties, liabilities and obligations imposed upon Seller and its Affiliates by the terms and conditions of this Agreement.

ARTICLE 6
MISCELLANEOUS

Section 6.1. Expenses. All costs and expenses incurred in connection with the negotiation and preparation of this Agreement, including, without limitation, all fees and expenses of counsel will be borne solely by the respective party who incurred them, and the other party will have no liability in respect to such costs and expenses.

Section 6.2. Waivers. No waiver of compliance with any term, provision or condition hereof will be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver. No waiver of any breach of any term or provision of this Agreement will be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or provision. No extension of time for or consent to the performance of any obligation or act will be deemed to be an extension of the time for or consent to the performance of any other obligation or act.

Section 6.3. Construction and Jurisdiction. This Agreement is governed by and will be construed and enforced in accordance with the laws of the State of Texas regardless of the jurisdiction in which litigation relating to the subject matter hereof is initiated or continued. In the event any action is brought based on this Agreement the venue for any such action will be any court of competent jurisdiction of the State of Texas located in Bexar, County, Texas.

Section 6.4. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings among them with respect to the subject matter hereof. Except as otherwise provided herein this Agreement may not be amended, modified or changed in any respect except by an instrument in writing signed by all of the parties to this Agreement.

Section 6.5. Notices. Any notice, report, demand, waiver or consent required or permitted hereunder must be in writing and must be given by personal delivery or registered or certified mail, with return receipt requested. The date of any such notice and of service thereof will be deemed to be the day of its receipt by the party to whom it is addressed.

Section 6.6. Headings. The descriptive headings in this Agreement are for convenience and identification only and do not control or affect the meaning or construction of any provision of this Agreement. All references to Sections and Articles herein refer to Sections and Articles of this Agreement.

Section 6.7. Execution and Effectiveness. This Agreement may be executed in any number of counterparts and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. This Agreement shall be effective upon the closing of the transactions contemplated by the Stock Purchase Agreement.

Section 6.8. Partial Invalidity. In case any term of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining part of such term, nor the validity of any other term of this Agreement will in any way be affected thereby.

Section 6.9. References. References hereunder to the male gender are deemed to include female and neuter genders unless otherwise stated or unless the circumstances eliminate such inclusion.

Section 6.10. Legal Fees and Costs. In the event suit is instituted for breach or default of any of the conditions of this Agreement, then and in that event, the party prevailing in any action, in law or equity, will be entitled to reasonable attorneys’ fees and court costs.

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement.

SELLER

MDI, INC.

/s/ John Linton
By:	John Linton
Its:	Officer

PURCHASER

214 INVESTMENTS, INC.

/s/ Collier Sparks
By:	Collier Sparks
Its:	President

ALMANA NETWORKS INTERNATIONAL, INC.

/s/ John Linton
By:	John Linton
Its:	Officer

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